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$400,000.00                                        May 10, 1995

                                PROMISSORY NOTE

     FOR VALUE RECEIVED, PCT HOLDINGS, INC., a Nevada corporation
(hereinafter "Borrower"), promises to William H. Payne, Ivan G.
Sarda, Elinor A. Walters and Katrina A. Knowles, (hereinafter collectively "Lenders") as follows:

     1. Principal and Interest. Borrower promises to pay to Lenders or order at c/o William H. Payne, 4274 Pt. Loma Avenue, San Diego, California, in lawful money of the United States of America, the principal sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) together with interest on the unpaid principal balance thereon from the date hereof until paid in full at a rate of eight percent (8.0%) per annum.

     2. Nature of Indebtedness. This Note evidences a portion of the consideration to Lender due from Borrower in connection with the merger of Ceramic Devices, Inc., a California corporation, of which Lenders are the sole shareholders, into and with Ceramic Devices, Inc., a Washington corporation and a wholly-owned subsidiary of Borrower ("CDI") under the terms of an Agreement and Plan of Merger (the "Merger Agreement") dated February 28, 1995.

     3. Repayment. Borrower shall pay principal and all accrued interest in full on November 30, 1995.

          All payments received shall be applied first to accrued interest, then to costs of collection, and the balance, if any, to the reduction of principal. Borrower may prepay the obligation evidenced by this Note at any time.

     4. Collateral. As collateral for the performance of all obligations and liabilities hereunder, Borrower shall and does hereby grant or shall cause to be granted to Lenders a security interest in: (a) All furniture, leasehold improvements, motor vehicles, appliances,

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fixtures, furnishings, tools, machinery and equipment and other goods of Debtor, now owned or hereafter acquired, and all additions and accessions thereto and replacements therefor;

          (b) All supplies and materials of Debtor now owned or hereafter acquired, together with all additions and accessions thereto and replacements therefor;

          (c) All accounts, accounts receivable, negotiable documents, notes, drafts, acceptances, claims, , lease rights, securities, instruments, choses in action, whether in contract or in tort, proceeds of lawsuits, and general intangibles of Debtor (including, but not limited to goodwill, permits, licenses, trademarks, trade names and trade secrets), and all other rights of Debtor to the payment of money, now existing or hereafter arising;

          (d) All deposit accounts of Debtor maintained with any bank or other financial institution;

          (e) All records, papers and books of account or other documents or papers relating to, affecting or describing any of the foregoing Collateral, in whatever form, including without limitation all computerized records, diskettes, programs, etc. relating thereto;

          (f) All of Debtor's contract rights and insurance policies, including that certain life insurance policy issued by Transamerica Occidental in the face amount of $2,000,000.00
(Policy No. 9242497) (the "Policy"); and

          (g) All proceeds of the foregoing Collateral. For purposes of this Security Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto. All of the foregoing is collectively referred to as the "Collateral". Lenders' security interest shall be further evidenced by and subject to the terms of financing statements and such other documents as Lenders may request.

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     5.   Events of Default.  An Event of Default shall occur if
any of the following events shall occur:

               a. Failure to pay any principal or interest hereunder within 30 days after such payment becomes due.

               b. Any of the documents executed and delivered in connection herewith shall for any reason cease to be in full force and effect.

               c. An assignment by Borrower for the benefit of its creditors.

               d. Any uncured default or breach of the Merger Agreement or any other document or instrument executed or delivered in connection therewith, including but not limited to Promissory Note I and Promissory Note II referred to in the Merger Agreement.

               e. Filing by Borrower of a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, adjustment, readjustment of debts or any other relief under the Bankruptcy Code as amended or any insolvency act or law, state or federal, now or hereafter existing.

               f. Filing of an involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of debts or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for 60 days undismissed, unbonded, or undischarged.

               g. All or any substantial part of the property of Borrower shall be condemned, seized or otherwise appropriated or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction and shall be retained for a period of 30 days.

               h. There is a default in any term, condition, or covenant hereof, or contained in any document given in connection herewith.

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               i. There is a material default in any term, condition or covenant contained in any document representing an obligation in favor of any third party which is secured by the Collateral or any other default as a result of which said third party declares a default and exercised any remedies affecting the Collateral.

     6. Remedies. Upon default by Borrower as defined above, Lenders may declare the entire unpaid balance, together with accrued interest, to be immediately due and payable without presentment, demand, protest or other notice of any kind. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Note. No failure or delay on the part of Lenders in exercising any right, power, or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege provided at law, in equity, or by contract. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs, and reasonable attorney's fees (whether or not the attorney is a salaried employee of Lenders), including such expenses incurred before legal action or bankruptcy proceedings, during the pendency thereof, and continuing to all such expenses in connection with appeals to high courts arising out of matters associated herewith. If the attorney is a salaried employee of Lenders, a reasonable attorney's fee will be an amount charged by attorneys in private practice for similar services.

     7.   General Provisions.  This Note shall be binding upon
Borrower, its successors and assigns. This Note and all documents and instruments associated herewith shall be governed by and construed and interpreted in accordance with the laws of the State of Washington. Time is of the essence hereof.

     8. Entire Agreement in Writing. This written agreement, and any other documents executed in connection herewith, are the final expression of the agreement and understanding of Borrower and Lenders with respect to the general subject matter hereof and

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supersede any previous  understandings,  negotiations  or  discussions,  whether written or oral. This written agreement, and any other documents executed in connection herewith, may not be contradicted by evidence of any alleged oral agreement.

     DATED as of the date first above written.

                         PCT HOLDINGS, INC., a Nevada corporation




                         By:   /s/ DONALD A. WRIGHT
                            ---------------------------------------
                              Donald A. Wright, President